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       THIS DOCUMENT IS A COPY OF THE EXHIBIT FILED ON OCTOBER 24, 1996
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                          NATIONAL CANADA FINANCE CORP
                            A National Bank Company
                              125 West 55th Street
                         New York, New York 10019-5366
                     Tel. (212) 632-8500 Fax (212)632-8775


                                                  October 4, 1996


Delta Computec, Inc.
900 Huyler Street
Teteboro, Nj  070608
Telecopier: 201-440-3985

Attention:  John DeVito, President

Re:  Extension to Amendment No. 6 to Forebearance Agreement

Dear John:

     In consideration of the anticipated closing of the assignment transaction among National Canada Finance Corp. ("NCFC"), Joseph L. Lobozzo,II ("Lobozzo") and Delta Computecc, Inc. ("DCI"), I am writing to confirm that NCFC has agreed to extend the "Forbearnace Period" under the Sixth Amendment to the close of the Business, October 9, 1996.

     All other provisions of the Sixth Amendment shall remain in place and , as we discussed, NCFC will permit advances under the DCI credit facility only to the extent that there is elegibility under the DCI facility.

     Please contact me if you have any questions.

                                                  Sincerely,


                                                  E. Lynn Forgosh
                                                  Group Vice President

cc:  James J. Holman, Esquire (by telecopier)
     Joseph L. Lobozzo, II (by telecopier)

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